EXHIBIT 10.45

ESCROW AGREEMENT
BY AND AMONG
SURESCRIPTS, LLC,
PROXYMED, INC.,
AND
SUNTRUST BANK

        THIS ESCROW AGREEMENT (this “Agreement”), dated as of April 30, 2007, is made by and among SureScripts, LLC, a limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia (“Buyer”), ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions, a corporation duly organized and validly existing under the laws of the State of Florida (“Seller”), and SunTrust Bank, a Georgia Banking corporation (the “Escrow Agent” and, together with Buyer and Seller, the “Parties”).

        WHEREAS, Buyer and Seller have entered into that certain Purchase Agreement, dated as of the date hereof, a copy of which is attached hereto (the “Purchase Agreement”); and

        WHEREAS, the Purchase Agreement contemplates that Buyer and Seller will enter into this Agreement in connection with the payment of one hundred thousand dollars ($100,000) of the Purchase Price to Seller.

        NOW, THEREFORE, in consideration of the premises and covenants as set forth herein, and subject to the representations, warranties, and conditions contained herein, the Parties agree as follows:

        Section 1. Recitals. The foregoing recitals are restated and incorporated into this Agreement as fully as if set forth herein.

        Section 2. Purchase Agreement. Undefined capitalized terms used herein are defined in the Purchase Agreement. Except for referring to definitions of certain undefined capitalized terms herein, the Escrow Agent is not charged with any duties or responsibilities under the Purchase Agreement.

        Section 3. Escrow Fund.

        3.1 Escrow Deposit. Upon execution of this Agreement and the Purchase Agreement, Buyer shall deposit with Escrow Agent one hundred thousand dollars ($100,000) (the “Escrow Deposit”) into SunTrust Bank, ABA: 061000104, Account: 9443001321, Account Name: Corporate Agency Services, Reference: SureScripts/ProxyMed – 7920801, Attention: Emily J. Hare (804) 782-5400. The term “Escrow Fund” means the Escrow Deposit and all accumulated interest thereon. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, and disburse the Escrow Fund pursuant to the terms and conditions hereof.

        3.2 Tax Liability. Any tax liability attributable to the payment of any amount payable to either party with respect to the Escrow Fund will be the responsibility of the Party receiving the distribution from the Escrow Fund. Buyer and Seller, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against any liability on account of taxes to which the Escrow Agent may be or becomes subject in connection with, or that arises out of, this Escrow Agreement, including costs and expenses (including reasonable legal and experts’ fees and expenses), interest, and penalties, other than any taxes payable by the Escrow Agent due to the payment to it of the Escrow Agent fees as contemplated herein.

        Section 4. Escrow Period and Distribution Upon Termination.

        4.1 The Escrow Fund will remain in existence from the date hereof until October 29, 2007, unless terminated or extended as provided for hereunder.

        4.2 Unless Buyer provides a Buyer Non-Compliance Notice pursuant to Section 4.4, prior to the close of business on October 29, 2007, Escrow Agent shall distribute to Seller the Escrow Deposit (i.e., one hundred thousand dollars ($100,000)).

        4.3 Buyer may deliver to Escrow Agent at any time prior to October 29, 2007, written authorization to distribute to Seller the Escrow Deposit (i.e., one hundred thousand dollars ($100,000)), in which case Escrow Agent shall, as soon as reasonably possible after receipt of such notice, distribute to Seller the Escrow Deposit (i.e., one hundred thousand dollars ($100,000)).

        4.4 Buyer may, by written notice delivered to Escrow Agent and Seller on or before the close of business on October 29, 2007, direct the Escrow Agent to retain beyond such date the Escrow Fund because, in Buyer’s reasonable judgment, the conditions set forth in Section 1.5(b) of the Purchase Agreement have not been satisfied (a “Buyer Non-Compliance Notice”). In the event that Buyer delivers to Escrow Agent a Buyer Non-Compliance Notice, Escrow Agent shall deliver to Buyer all funds in the Escrow Fund on the fifteenth (15th) day after receipt of such Buyer Non-Compliance Notice, unless Seller shall provide written notice to Escrow Agent and Buyer that it disputes in good faith the Buyer Non-Compliance Notice (a “Dispute Notice”). If Seller gives such a Dispute Notice, Escrow Agent will not transfer, deliver, or assign to Buyer any of the Escrow Funds under this Section 4.4 until either (a) it receives the written consent of Seller or (b) there is a final decision under Section 5 and Escrow Agent receives the written notice of such decision, including directions as to the disposition of the Escrow Fund, under Section 5.

        4.5 In no event shall Seller be entitled to more than the Escrow Deposit (i.e., one hundred thousand dollars ($100,000)). Any amounts in the Escrow Fund in excess of Escrow Deposit shall be delivered to Buyer at the same time that the Escrow Deposit is distributed to Seller.

        Section 5. Dispute Resolution. All disputes arising under this Agreement (“Disputes”) will be resolved in accordance with the procedures set forth in Section 8.11 hereof. Upon resolution of a Dispute under such Section 8.11, Buyer and Seller will cause the written determination of the resolution contemplated by such section to be delivered to Escrow Agent promptly.

        Section 6. Investment of Escrow Deposit. Escrow Agent will invest the Escrow Deposit in the STI Classic US Treasury Money Market Fund.

       Section 7. Escrow Agent’s Provisions.

       7.1 Limitation on Escrow Agent’s Liability. In performing any of its duties under this Agreement, Escrow Agent will not be liable to any Party for damages, except in the event of gross negligence or willful misconduct on Escrow Agent’s part. Escrow Agent will not incur any liability for (a) any act or failure to act made or omitted in good faith or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement, that Escrow Agent in good faith believes to be genuine, nor will Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent’s authority. In addition, Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and will be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any Party.

       7.2 Indemnification of Escrow Agent. Buyer and Seller, and their respective successors and assigns, agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation and counsel fees (including allocated costs of in-house counsel) and disbursements, that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including those arising from any lawsuit, claim, or action initiated in connection with this Escrow Agreement or involving its subject matter, but excluding those arising from Escrow Agent’s willful default or gross negligence.

       7.3 Right of Interpleader. Should any controversy arise involving the Parties or any of them or any other person with respect to this Escrow Agreement or the Escrow Fund, or should a substitute escrow agent fail to be designated as provided in Section 7.5 below, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent will have the right, but not the obligation, either to (a) withhold delivery of the Escrow Deposit until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of Buyer and Seller. If the Escrow Agent is a party to any dispute, Escrow Agent will have the additional right to refer such controversy to binding arbitration to be conducted in accordance with Sections 5 and 8.11. Escrow Agent is also authorized to deposit with the clerk of the court all documents and Escrow Deposit held in escrow. Upon initiating such action, Escrow Agent will be fully released and discharged of and from all obligations and liability imposed by this Agreement.

        7.4 Escrow Agent Fees. Reasonable fees and expenses for the services Escrow Agent renders pursuant to this Agreement (including reasonable fees and disbursements of its counsel incurred in connection with its performance of such services) will be paid to Escrow Agent. Seller will pay such fees and expenses. Escrow Agent’s fee schedule is set forth on Exhibit A.

        7.5 Successor Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving thirty (30) days notice in writing to Buyer and Seller and will be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. Upon any such resignation, Buyer and Seller will appoint a successor Escrow Agent, which will be a bank or trust company organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of not less than US$1 billion. Any such successor Escrow Agent will deliver to Buyer and Seller a written instrument accepting such appointment hereunder, and thereupon it will succeed to all the rights and duties of Escrow Agent hereunder and will be entitled to receive the Escrow Fund.

        Section 8. Miscellaneous.

        8.1 Assignment; Successors and Assigns. This Agreement shall not be assignable by any Party without the prior written consent of the others. This Agreement shall be binding upon the Parties and their respective successors, assigns, heirs, transferees, executors, and administrators.

        8.2 Cumulative Remedies. Each right, power, and remedy of any Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be distinct, cumulative, and concurrent, and shall be in addition to every other such right, power, or remedy. The exercise or beginning of the exercise by any Party of any one or more of the rights, powers, or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such Party of all such other rights, powers or remedies, and no failure or delay on the part of such Party to exercise any such right, power or remedy shall operate as a waiver thereof.

        8.3 Further Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the Parties except as may be herein specifically provided to the contrary; provided, however, at the reasonable request of any Party, the other Parties shall execute such additional instruments and take such additional acts as the requesting Party may deem necessary to effectuate this Agreement.

        8.4 Notice. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and addressed to the Parties at their respective addresses set forth below and shall be deemed to have been duly given if delivered by (a) hand-delivery (with written confirmation of receipt); (b) facsimile (with written confirmation of receipt), provided that a copy is delivered by one of the other methods authorized in this Section; or (c) by commercial overnight delivery service, as follows:

If to Seller:	ProxyMed, Inc.
1854 Shackleford Court
Suite 200
Norcross, GA
Attention: General Counsel
Telephone: (404) 770-4803
Facsimile: (404) 877-3385

If to Buyer:	SureScripts, LLC
5971 Kingstowne Village Parkway
Suite 200
Alexandria, VA 22315
Attention: Paul L. Uhrig, Esq.
Phone: (703) 921-2179
Facsimile: (703) 921-2161

If to Escrow Agent:

SunTrust Bank
Corporate Agency Services
919 East Main Street, 10th Floor
Richmond, VA 23219
Attn: Emily J. Hare
Telephone: (804) 782-5400
Facsimile: (804) 782-7855

Notices shall be deemed given upon the earliest to occur of (i) receipt by the Party to whom such notice is directed, if hand delivered; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday, or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service. Any Party, by notice duly given in accordance therewith to the other Parties hereto may specify a different address for the giving of any notice hereunder.

        8.5 Severability. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties’ intent as manifested herein and a provision having a similar economic effect shall be substituted; and (iv) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified or amended by legislative, judicial or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

        8.6 Amendment. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the Party or Parties against whom enforcement of such modification, waiver, amendment, discharge, or change is sought.

        8.7 Choice of Law. The construction, interpretation, and enforcement of this Agreement shall at all times and in all respects be governed by the laws of the Commonwealth of Virginia, without reference to Virginia’s choice of law or conflict of law provisions or principles.

        8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

        8.9 Waiver. The waiver by any Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

        8.10 Headings; Gender; Number. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number as the circumstances require.

        8.11 Arbitration. In the event of a dispute among any of the Parties arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation, or enforcement of this Agreement or the validity, performance, or breach of any provision in this Agreement, the applicable Parties shall meet and confer in good faith to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the of receipt by a Party of written notice of a dispute, a Party may demand arbitration by the American Arbitration Association (“AAA”), under its Commercial Arbitration Rules then in effect, such arbitration to be final, conclusive, and binding. Judgment on the award rendered by the arbitrators may be entered by any court having jurisdiction. There shall be three (3) neutral and impartial arbitrators, of whom Seller shall appoint one and Buyer shall appoint another, both within thirty (30) days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the third arbitrator, who shall serve as the chair of the arbitral tribunal, within thirty (30) days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking, and ranking procedure in the rules of the AAA. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases and an experienced arbitrator. The arbitrators shall base their award on the terms of this Agreement, and they will follow the law of the Commonwealth of Virginia. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and the Parties hereby irrevocably waive any right to recover punitive, exemplary or similar damages with respect to any dispute. The arbitrators shall render the award in writing and, unless the Parties agree otherwise, shall include an explanation of the reasons for the award and the findings of fact and conclusions of law upon which the award is based. Notwithstanding the foregoing, by agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrators shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of the Parties to respect the arbitrators' orders to that effect.

        8.12 Attorney’s Fees. In the event that any Party breaches any of its obligations pursuant to this Agreement, the non-breaching Party(ies) shall be entitled to recover from the breaching Party(ies), in addition to any and all other remedies, its reasonable attorney’s fees, expenses, and costs which it incurs in enforcing its rights hereunder.

        8.13 Construction. This Agreement shall not be construed more strictly against any Party hereto merely by the virtue of the fact that the Agreement may have been drafted or prepared by such party or its counsel, it being recognized that each of the Parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of negotiations between the Parties and as a product of that negotiation.

        8.14 Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the schedules, attachments, exhibits, and/or other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. All schedules and exhibits attached hereto are part of the Agreement and are fully incorporated herein with the same effect as if such schedules and exhibits were restated in their entirety in the body of the Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SURESCRIPTS, LLC

/s/ Kevin Hutchinson__________________
Signature

Kevin Hutchinson____________________
Print Name

President & CEO_____________________
Office or Title

April 30, 2007_______________________
Date

PROXYMED, INC.

/s/ Peter Fleming_____________________
Signature

Peter Fleming________________________
Print Name

General Counsel______________________
Office or Title

SUNTRUST BANK

/s/ Emily J. Hare______________________
Signature

Emily J. Hare________________________
Print Name

Vice-President_______________________
Office or Title

April 30, 2007_______________________
Date

EXHIBIT A
Escrow Agent’s Fee Schedule

Escrow Administration Fee	$ 1,500.00 *

* This fee is based on the investment of Escrow Funds in the STI Classic US Treasury Money Market Fund.